Exhibit (l)(3)

PROTECTIVE LIFE INSURANCE COMPANY
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors of Protective Life Insurance Company, a Tennessee corporation (the “Company’), by his or her execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint Richard J. Bielen, Bradford D. Rodgers, Bradley A. Strickling, Lindsay A. Thorpe, and Brandon J. Cage and each of them (with full power to each of them to act alone), as my true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for me and in my name, place and stead, in any and all capacities to execute (either in writing or electronically) on behalf of the Company or its separate accounts relating to annuity contracts and life insurance policies registered under the Securities Act of 1933 and/or the Investment Company Act of 1940, the “Registration Statements,” as defined below, and any and all amendments thereto, together with all exhibits, instruments, and other documents necessary or appropriate in connection therewith, and to file the same with the Securities and Exchange Commission or any other federal or state regulatory authority as may be necessary or desirable, hereby ratifying and confirming all and every act and thing requisite to all intents and purposes that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney does not revoke any prior power of attorney. This Power of Attorney shall not be revoked by any subsequent power of attorney I may execute, unless such subsequent power of attorney specifically revokes this Power of Attorney or specifically states that the instrument is intended to revoke all prior powers of attorney.

The “Registration Statements” covered by this Power of Attorney are defined to include the registration statements listed below:
Contract Name	Registration Statement Securities Act File Number	Separate Account Name	Separate Account Investment Company Act File Number
Aspirations	333-261426	Protective Variable Annuity Separate Account	811-8108
Dimensions	333-176657	Protective Variable Annuity Separate Account	811-8108
Dimensions IV	333-233415	Protective Variable Annuity Separate Account	811-8108
Dimensions V	333-267354	Protective Variable Annuity Separate Account	811-8108
Investors Series	333-190294	Protective Variable Annuity Separate Account	811-8108
Premiere II-III	333-52215	Protective Variable Life Separate Account	811-7337
Protective Executive Benefits Registered VUL	333-248236	Protective COLI VUL	811-23604
Protective Investors Benefit Advisory	333-237747	Protective Variable Annuity Separate Account	811-8108
Protective Investors Benefit Advisory VUL	333-267465	Protective Variable Life Separate Account	811-7337
Protective Variable Annuity II B Series	333-201919	Protective Variable Annuity Separate Account	811-8108
PVA B Series, C Series, L Series	333-179649	Protective Variable Annuity Separate Account	811-8108
Schwab Genesis Variable Annuity	333-240192	PLICO Variable Annuity Account S	811-23593
Schwab Genesis Advisory Variable Annuity	333-240102	PLICO Variable Annuity Account S	811-23593
Strategic Objectives II VUL	333-232740	Protective Variable Life Separate Account	811-7337
Values	333-112892	Protective Variable Annuity Separate Account	811-8108
Values Advantage	333-113070	Protective Variable Annuity Separate Account	811-8108

IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of February, 2023.

/s/ Richard J. Bielen
Richard J. Bielen

/s/ Steven G. Walker
Steven G. Walker

/s/ Paul R. Wells
Paul R. Wells

WITNESS TO ALL SIGNATURES:

/s/ Brandon J. Cage
Brandon J. Cage
Vice President and Managing Counsel
Attorney-in-Fact
Protective Life Insurance Company